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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Federal Savings Bank of America:

We consent to the use of our report included herein and to the reference to our firm under the headings "EXPERTS", "LEGAL AND TAX OPINIONS", "STATE AND LOCAL TAXATION", "TAX ASPECTS", "CONSOLIDATED STATEMENTS OF INCOME", and "EFFECTS OF CONVERSION" in the Prospectus, which is a part of the Registration Statement on Form S-1 for FIRSTFED AMERICA BANCORP, INC. and Form AC for First Federal Savings Bank of America.


                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                           KPMG Peat Marwick LLP
Boston, Massachusetts
September 24, 1996